UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/06/2006

Marriott International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13881

Delaware	52-2055918
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10400 Fernwood Road
Bethesda, MD 20817
(Address of principal executive offices, including zip code)

301-380-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 6, 2006, the Company filed a Certificate of Elimination for its Capped Convertible Preferred Stock and its ESOP Convertible Preferred Stock with the Secretary of State of Delaware, the Company's state of incorporation, because no shares of either class of preferred stock are outstanding and the Company has no plans to issue such stock. A copy of the Certificate of Elimination is filed as Exhibit 3(i) to this Report.

The Certificate of Elimination has the effect of eliminating certificates of designation for the Capped Convertible Preferred Stock and the ESOP Convertible Preferred Stock from the Company's certificate of incorporation. The Company filed those now eliminated certificates of designation as Exhibits 3.1 and 3.2 to its Quarterly Report on Form 10-Q for the fiscal quarter ended June 16, 2000, and incorporated those certificates of designation by reference as Exhibits 3.4 and 3.5 to its most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits. The following exhibit is furnished with this report:

Exhibit 3(i) - Certificate of Elimination of the Capped Convertible Preferred Stock and

the ESOP Converitble Preferred Stock of Marriott International, Inc.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marriott International, Inc.

Date: February 07, 2006	By:	/s/ Carl T. Berquist
Carl T. Berquist
Executive Vice President, Financial Information and Risk Management

Exhibit Index

Exhibit No.	Description
EX-3.(i).	Certificate of Elimination of the Capped Convertible Preferred Stock and the ESOP Convertible Preferred Stock of Marriott International, Inc.